Exhibit 99

Provident New York Bancorp Announces Second Quarter 2010 Earnings of $0.11 per Diluted Share

MONTEBELLO, N.Y.--(BUSINESS WIRE)--April 20, 2010--Provident New York Bancorp (NASDAQ-Global Select Market: PBNY), the parent company of Provident Bank, today announced second-quarter results for the fiscal year ending Sept. 30, 2010. Net income for the quarter was $4.2 million, or $0.11 per diluted share, compared to net income of $6.2 million, or $0.16 per diluted share for the linked quarter ended December 31, 2009 and net income of $5.5 million or $0.14 per diluted share for the second quarter of fiscal 2009.

President’s Comments

George Strayton, President and CEO stated, "I am pleased with our operating results. Both the linked quarter and the comparable quarter last year had higher levels of securities gains as we took action to lock-in gains embedded in our portfolio. After adjusting for gains on securities and the fair value of interest rate caps, net income substantially improved over last year primarily based upon significant reductions in loan loss provisions. I am also pleased to report that, as compared to the linked quarter, net charge-offs are down, non-performing loans at $27.7 are relatively flat and classified loans are down $4.2 million. Our asset quality ratios continue to compare favorably with our peers, with non-performing loans to total loans of 1.66%, and allowance for loan losses to non-performing loans of 110%. However, given our ADC portfolio we continue to be cautious as the economic recovery in the housing market is tepid, at best."

Strayton continued, “An encouraging sign for the Lower Hudson Valley is that our pipeline of approved commercial business loans at $105.5 million is at a level not seen since August 2008 and is double the level as of December 31, 2009. Average core deposits continue to grow with transaction accounts up $35.6 million from a year ago, further driving down our already exceptionally low cost of deposits. Our expansion efforts into targeted markets continued this past quarter with the opening of our new branch in Nyack, NY in January, as well as another loan production office in Yonkers, NY.”

Key items for the quarter

  Net charge-offs of $2.0 million are down from the quarter ending December 31, 2009. Our provision for loan losses of $2.5 million is flat compared to the linked quarter. Non-performing loans increased $1.0 million, primarily, due to one commercial relationship.
  Excluding securities gains and the fair value adjustment of interest rate caps, earnings were $0.09. This compares to $0.12 for the linked quarter and $0.05 for the second quarter of fiscal 2009. While we actively manage our portfolio as a component of our asset/liability management to control interest rate risk, we also present earnings excluding these factors so investors can better understand the results of our core banking operations and to better align with the views of the investment community, which tends to adjust for more variable components of income.
  Net interest margin on a tax equivalent basis is up 6 basis points to 3.76 percent over the linked quarter ended December 31, 2009, reflecting wider spreads on commercial loans and the further decrease of yields on interest-bearing deposits of 15 basis points over the linked quarter.
  Duration of the investment portfolio is now 2.99 years as compared to 3.12 years at March 31, 2009 and 2.94 years at December 31, 2009.
  Average transaction account balances increased to $718.3 million or 13.8 percent compared to year end September 30, 2009.

Credit Quality

Net charge-offs for the second fiscal quarter were $2.0 million compared to $2.6 million in the linked quarter and $4.3 million for the second fiscal quarter of 2009. We have seen charge-offs abate in the community business loan portfolio this current quarter. Net charge-offs were fairly equally distributed between C&I, community business and 1-4 family residential categories. We have added $2.5 million to our allowance for loan loss bringing the balance to $30.4 million, or 110 percent of non performing loans. This compares to 114 percent at September 30, 2009.

Substandard loans at March 31, 2010 were $95.9 million compared to $100.7 million at December 31, 2009, while special mention loans were $49.8 million and $48.1 million, respectively. Non-performing loans were $27.7 million compared to $26.7 million at December 31, 2009, while non performing assets went from $29.4 million to $30.6 million for the same period. We continue to work with several significant ADC relationships that are in performing status but not progressing as originally planned.

The table below outlines non-performing assets at March 31, 2010, by category with the related weighted loan to value ratios and specific reserves against such loans:

				WLTV after
	Book		Specific	Specific
Loans with Specific Reserves	Value	WLTV*	Reserve	Reserve
ADC	$2,790	71%	$1,166	60%
Commercial mortgage	5,171	78	611	62
Residential mortgage	3,454	77	760	67

Loans with out Specific Reserves
ADC	7,647	70	-	70
Commercial mortgage	1,991	76	-	76
Residential Mortgage	4,544	75	-	75
Total Mortgage secured	25,597	74	2,537	68

Loans not Mortgage Secured
Loans with specific reserves	1,023		638
Loans without specific reserves	1,054
Total non-performing loans	27,674		3,175
General reserves			27,269
Troubled Debt Restructures	416
Total allowance for loan losses			$30,444
ORE balance	2,466
Total non-performing assets	$30,556

*Weighted average LTV is the gross loan value plus negative escrows (before specific reserves) divided by current appraised value of the collateral securing the loan.

Net Interest Income and Margin

Second quarter fiscal 2010 compared with second quarter fiscal 2009

Net interest income was $22.9 million for the second quarter of fiscal 2010, a $701,000 decrease from the same quarter of fiscal 2009. The net interest margin on a tax-equivalent basis was 3.76 percent for the second quarter of fiscal 2010, compared to 3.80 percent for same period a year ago. The tax-equivalent yield on investments decreased 172 basis points compared to the second fiscal quarter in 2009. As a result, the yield on interest-earning assets declined 51 basis points. For the same period, the cost of interest-bearing deposits decreased 73 basis points to 0.57 percent, and the cost of borrowings decreased by only 7 basis points to 3.64 percent, reflecting the carrying cost of term borrowings that matured. The Bank has $282.5 million of term borrowings from the FHLB that are callable over the next eight years and do not reflect the recent interest rate reduction in the cost of funding.

Second quarter fiscal 2010 compared with linked quarter ended December 31, 2009

Net interest income for the quarter ended March 31, 2010, increased a modest $48,000 to $22.9 million from the linked quarter ended December 31, 2009. The tax-equivalent net interest margin increased 6 basis points from 3.70 percent from the linked quarter. During the quarter the Bank sold or had called $135.6 million in securities and purchased $194.8 million. The overall yield of the investment portfolio and other earning assets declined 6 basis points during the second quarter, reflecting purchases at yields lower than the book yields of sold or called securities. Interest bearing deposit costs declined 15 basis points reflecting the continued discipline of our deposit pricing philosophy.

Year to date fiscal 2010 compared to 2009

Net interest income declined year over year primarily due to lower yields on investments and loans, with little change in long term borrowings cost, partially offset by declines in deposit yields.

Noninterest Income

Second quarter fiscal 2010 compared with second quarter fiscal 2009

Noninterest income totaled $6.1 million for the fiscal second quarter, a decrease of $5.0 million from $11.1 million in the second quarter of fiscal 2009. The decrease was due mainly to gains on sales of securities of $6.1 million in fiscal 2009 compared to $1.9 million in fiscal 2010. The Company continues to realize a portion of the recent appreciation in its securities portfolio, monetizing other comprehensive income and reducing prepayment risk. Other factors contributing to the decrease were gains on the sale of loans with gains of $117,000 and $290,000 in 2010 and 2009, respectively; a $616,000 fair market loss on interest rate caps in fiscal 2010 and declines in deposit fees and service charges of $291,000, which were partially offset by the $177,000 increase in investment management fees.

Second quarter fiscal 2010 compared with linked quarter ended December 31, 2009

Noninterest income decreased on a linked-quarter basis, due to lower levels of securities gains realized and the fair market loss on interest rate caps of $616,000 compared to a gain of $380,000 in the quarter ended December 31, 2009. The Company purchased $50 million notional value of interest rate caps to assist in offsetting a portion of interest rate exposure should short term rate increases lead to rapid increases in general levels of market interest rates on deposits within the next five years.

Year to date fiscal 2010 compared to 2009

Non interest income was $14.2 million in the six months ended March 31, 2010 compared to $16.9 million for the six months ended March 31, 2009, a decrease of $2.7 million. Net gains on sales of securities were down $2.2 million and the cumulative loss on the interest rate caps was $236,000.

Noninterest Expense

Second quarter fiscal 2010 compared with second quarter fiscal 2009

Non interest expense increased $1.1 million when compared to the second quarter fiscal 2009. The increase is due primarily to increased medical and pension expense, FDIC insurance and occupancy expense. Occupancy expense increased due primarily to maintenance expense on buildings and equipment.

Second quarter fiscal 2010 compared with linked quarter ended December 31, 2009

On a quarter-to-quarter basis, non-interest expense increased due to expenses related to occupancy (result of our harsh winter), scheduled employee salary increases as well as increased regulatory assessments.

Year to date fiscal 2010 compared to 2009

Non-interest expense increased 4.5% year over year. Employee benefits and incentive accruals, occupancy and equipment expenses and FDIC assessments were primarily responsible for the increase.

Income Taxes

The effective tax rate for the three months ended March 31, 2010 second quarter fiscal 2010 was 22.5% compared to 26.9% for the same period in the prior year. The decline is due to tax exempt municipal securities and BOLI income being a larger portion of overall pretax income in the current period. Similarly, the effective tax rate for the six month period ended March 31, 2010 was 26.0% compared to 29.0% for the same period in the prior year.

Key Balance Sheet Changes

  Period-end total deposits increased $137.3 million as compared to the linked quarter. Total deposits decreased $75.3 million from September 30, 2009, as municipal tax deposits of $201 million as of year end were utilized by the individual municipalities.
  While overall loan demand is weak due to the economic slowdown, commercial loan originations during the second fiscal quarter 2010 were $80.5 million, an increase of 32 percent over the second fiscal quarter of 2009. We are seeing residential originations slow in our market as a result of the increase in refinance rates. Net loans totaled $1.64 billion, compared to $1.67 billion at September 30, 2009.
  Securities increased $55.5 million to $932.7 million, as the Company continued investing cash generated by deposit inflows into medium term securities.
  Borrowings decreased over September 30, 2009 levels as $17.5 million of FHLBNY advances matured.
  The Company repurchased 316,723 shares of common stock during the quarter at a cost of $2.6 million. There are 1,831,167 shares remaining under its repurchase authorization.

Capital and Liquidity

Provident Bank remained well-capitalized with excellent liquidity in the second fiscal quarter 2010 as unpledged securities totaled in excess of $375 million. The Bank’s Tier 1 leverage ratio is at 8.62 percent. The Company’s tangible capital as a percent of tangible assets increased to 9.28 percent as of March 31, 2010, while its tangible book value per share remained essentially the same at $6.61 per share. Total capital decreased $5.1 million from September 30, 2009, to $422.4 million at March 31, 2010, due to a net increase of $3.7 million in the Company’s retained earnings, an increase of $4.0 million due to stock based compensation items and offset by a $5.1 million decrease in accumulated other comprehensive income. In addition the Company repurchased 918,923 common shares, at a cost of $7.7 million during the fiscal year.

About Provident New York Bancorp

Headquartered in Montebello, New York, Provident New York Bancorp is the parent company of Provident Bank, an independent full-service community bank. Provident Bank operates 35 branches that serve the Hudson Valley region. The Bank offers a complete line of commercial, retail and investment management services. For more information, visit the Company’s web site at www.providentbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Financial information contained in this release should be considered to be an estimate pending completion of the filing of the Company’s Quarterly Report on Form 10Q for the quarter ended March, 31, 2010 with the Securities and Exchange Commission. While the Company is not aware of any need to revise the results disclosed in this release, accounting literature may require adverse information received by management between the date of this release and the filing of the 10-Q to be reflected in the results of the fiscal quarter, even though the new information was received by management subsequent to the date of this release.

Reconciliation of Adjusted Earnings:
			Quarter
	Quarter Ended		Ended
	March 31,		December 31,
	2010	2009	2009
Net Income
Net Income	$4,167	$5,544	$6,166
Securities gains[1]	(1,119)	(3,619)	(1,418)
Fair value loss (gain) on interest rate caps[1]	366	-	(226)
Net adjusted income	$3,414	$1,925	$4,522

Earnings per common share
Diluted Earnings per common share	$0.11	$0.14	$0.16
Securities gains[1]	(0.03)	(0.09)	(0.04)
Fair value loss (gain) on interest rate caps[1]	0.01	-	(0.01)
Diluted adjusted earnings per common share	$0.09	$0.05	$0.12

Non-interest income
Total non-interest income	$6,113	$11,123	$8,093
Security gains	(1,884)	(6,093)	(2,388)
Fair value loss (gain) on interest rate caps	616	-	(380)
Adjusted non interest-income	$4,845	$5,030	$5,325

[1]After marginal tax effect 40.61%

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)
	March 31,	September 30,	March 31,
	2010	2009	2009
Assets:
Cash and due from banks	$37,831	$160,408	$139,190
Total securities	932,669	877,197	790,225
Loans held for sale	2,566	1,213	3,918
Loans:
One- to four-family residential mortgage loans	432,847	460,728	496,862
Commercial real estate, commercial business	777,400	789,396	795,877
Acquisition, development and construction loans	213,321	201,611	189,484
Consumer loans	243,860	251,522	253,284
Total loans, gross	1,667,428	1,703,257	1,735,507
Allowance for loan losses	(30,444)	(30,050)	(26,437)
Total loans, net	1,636,984	1,673,207	1,709,070
Federal Home Loan Bank stock, at cost	22,765	23,177	23,407
Premises and equipment, net	42,446	40,692	37,759
Goodwill	160,861	160,861	160,861
Other amortizable intangibles	4,524	5,489	6,533
Bank owned life insurance	49,945	49,611	48,654
Other assets	45,365	30,038	35,084
Total assets	$2,935,956	$3,021,893	$2,954,701
Liabilities:
Deposits
Retail	$164,515	$169,122	$155,958
Commercial	246,624	236,516	197,206
Municipal	15,743	86,596	12,126
Personal NOW deposits	133,922	127,595	118,938
Business NOW deposits	32,507	36,972	22,632
Municipal NOW deposits	102,603	188,074	91,210
Total transaction accounts	695,914	844,875	598,070
Savings	383,941	357,814	356,585
Money market deposits	445,350	384,632	426,120
Certificates of deposit	481,748	494,961	627,991
Total deposits	2,006,953	2,082,282	2,008,766
Borrowings	421,306	430,628	438,646
Borrowings Senior Note	51,495	51,494	51,493
Mortgage escrow funds and other	33,830	30,033	34,390
Total liabilities	2,513,584	2,594,437	2,533,295
Stockholders’ equity	422,372	427,456	421,406
Total liabilities and stockholders’ equity	$2,935,956	$3,021,893	$2,954,701

Shares of common stock outstanding at period end	38,861,477	39,547,207	39,876,754
Book value per share	$10.87	$10.81	$10.57

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)
			Quarter
	Quarter Ended		Ended	Six Months Ended
	March 31,		December 31,	March 31,
	2010	2009	2009	2010	2009
Interest and dividend income:
Loans and loan fees	$22,655	$23,859	$23,400	$46,055	$49,686
Securities taxable	4,724	7,533	4,752	9,476	15,426
Securities non-taxable	1,901	1,910	1,895	3,796	3,764
Other earning assets	347	284	371	718	581
	29,627	33,586	30,418	60,045	69,457
Interest expense:
Deposits	2,201	5,274	2,790	4,991	11,081
Borrowings	4,492	4,677	4,742	9,234	9,695
Total interest expense	6,693	9,951	7,532	14,225	20,776
Net interest income	22,934	23,635	22,886	45,820	48,681
Provision for loan losses	2,500	7,100	2,500	5,000	9,600
Net interest income after provision for loan losses	20,434	16,535	20,386	40,820	39,081

Non-interest income:
Deposit fees and service charges	2,744	3,035	2,993	5,737	6,173
Net gain on sales of securities	1,884	6,093	2,388	4,272	6,424
Title insurance fees	237	201	311	548	413
Bank owned life insurance	496	492	554	1,050	1,005
Gain (loss) on sale of premises and equipment	(10)	-	(44)	(54)	517
Gain on sale of loans	117	290	283	400	296
Investment management fees	776	599	779	1,555	1,207
Fair value (loss) gain interest rate caps	(616)	-	380	(236)	-
Other	485	413	449	934	859
Total non-interest income	6,113	11,123	8,093	14,206	16,894

Non-interest expense:
Compensation and benefits	10,824	9,857	10,264	21,088	19,568
Stock-based compensation plans	581	825	452	1,033	1,682
Occupancy and office operations	3,537	3,218	3,326	6,863	6,297
Advertising and promotion	794	1,024	742	1,536	1,850
Professional fees	914	876	834	1,748	1,582
Data and check processing	577	598	550	1,127	1,163
Amortization of intangible assets	472	557	493	965	1,141
FDIC insurance and regulatory assessments	931	769	784	1,715	1,200
ATM/debit card expense	536	470	554	1,090	988
Other	2,007	1,882	1,895	3,902	3,840
Total non-interest expense	21,173	20,076	19,894	41,067	39,311

Income before income tax expense	5,374	7,582	8,585	13,959	16,664
Income tax expense	1,207	2,038	2,419	3,626	4,829
Net income	$4,167	$5,544	$6,166	$10,333	$11,835

Per common share:
Basic earnings	$0.11	$0.14	$0.16	$0.27	$0.30
Diluted earnings	0.11	0.14	0.16	0.27	0.30
Dividends declared	0.06	0.06	0.06	0.12	0.12
Weighted average common shares:
Basic	38,188,191	38,627,212	38,575,909	38,384,180	38,605,156
Diluted	38,237,431	38,811,114	38,649,174	38,402,841	38,813,879

Selected Financial Condition Data:	Three Months Ended
(in thousands except share and per share data)	03/31/10	12/31/09	09/30/09	06/30/09	03/31/09
End of Period
Total assets	$2,935,956	$2,917,789	$3,021,893	$2,824,356	$2,954,701
Loans, gross (1)	1,667,428	1,677,032	1,703,257	1,714,429	1,735,507
Securities available for sale	888,994	851,028	832,583	689,286	739,595
Securities held to maturity	43,675	46,501	44,614	42,790	50,630
Bank owned life insurance	49,945	49,448	49,611	49,106	48,654
Goodwill	160,861	160,861	160,861	160,861	160,861
Other amortizable intangibles	4,524	4,996	5,489	6,002	6,533
Other non-earning assets	87,811	88,976	70,730	68,735	72,843
Deposits	2,006,953	1,869,643	2,082,282	1,872,983	2,008,766
Borrowings	472,801	584,717	482,122	488,228	490,139
Equity	422,372	420,326	427,456	420,775	421,406
Other comprehensive income / (loss) related to investment,
securities reflected in stockholders' equity	3,970	2,342	9,502	1,531	6,977
Average Balances
Total assets	$2,918,953	$2,886,880	$2,837,511	$2,875,999	$2,961,719
Loans, gross:
Real estate- residential mortgage	436,967	451,894	465,472	484,276	504,406
Real estate- commercial mortgage	539,679	538,646	548,195	547,846	551,011
Real estate- Acquisition, Development & Construction	212,454	202,864	191,826	190,875	185,911
Commercial and industrial	234,356	239,698	246,590	245,375	248,047
Consumer loans	248,134	252,354	252,667	254,475	254,216
Loans total (1)	1,671,590	1,685,456	1,704,750	1,722,847	1,743,591
Securities (taxable)	694,815	626,734	576,363	520,948	623,470
Securities (non-taxable)	203,153	201,706	192,733	196,385	197,786
Total earning assets	2,581,554	2,563,965	2,511,431	2,549,237	2,632,350
Non earning assets	337,399	322,915	326,080	326,762	329,369
Non-interest bearing checking	419,389	418,961	402,643	373,252	365,971
Interest bearing NOW accounts	298,935	291,844	228,761	227,039	241,190
Total transaction accounts	718,324	710,805	631,404	600,291	607,161
Savings (including mortgage escrow funds)	380,600	372,911	386,943	378,263	352,199
Money market deposits	428,605	397,710	394,718	394,628	405,221
Certificates of deposit	446,301	477,377	494,530	575,713	646,527
Total deposits and mortgage escrow	1,973,830	1,958,803	1,907,595	1,948,895	2,011,108
Total interest bearing deposits	1,554,441	1,539,842	1,504,952	1,575,643	1,645,137
Borrowings	500,226	485,759	488,443	488,846	511,340
Equity	422,129	424,338	423,361	421,529	417,652
Selected Operating Data:
Condensed Tax Equivalent Income Statement
Interest and dividend income	$29,627	$30,418	$30,482	$31,651	$33,586
Tax equivalent adjustment*	1,023	1,020	991	1,031	1,029
Interest expense	6,693	7,532	8,019	8,925	9,951
Net interest income (tax equivalent)	23,957	23,906	23,454	23,757	24,664
Provision for loan losses	2,500	2,500	4,500	3,500	7,100
Net interest income after provision for loan
losses	21,457	21,406	18,954	20,257	17,564
Non-interest income	6,113	8,093	7,804	15,255	11,123
Non-interest expense	21,173	19,894	19,359	21,517	20,076
Income before income tax expense	6,397	9,605	7,399	13,995	8,611
Income tax expense (tax equivalent)*	2,230	3,439	2,323	5,045	3,067
Net income	$4,167	$6,166	$5,076	$8,950	$5,544
(1) Does not reflect allowance for loan losses of $30,444, $29,967, $30,050, $28,027 and $26,437
* Tax exempt income assumed at a 35% federal rate

Provident New York Bancorp cont.
	Three Months Ended
	03/31/10	12/31/09	09/30/09	06/30/09	03/31/09
Performance Ratios (annualized)
Return on Average Assets	0.58%	0.85%	0.71%	1.25%	0.76%
Return on Average Equity	4.00%	5.76%	4.76%	8.52%	5.38%
Non-Interest Income to Average Assets	0.85%	1.11%	1.09%	2.13%	1.52%
Non-Interest Expense to Average Assets	2.94%	2.73%	2.71%	3.00%	2.75%
Operating Efficiency Adjusted (2)	71.73%	65.40%	63.59%	71.7%	65.7%
Analysis of Net Interest Income
Yield on Loans	5.59%	5.61%	5.59%	5.64%	5.63%
Yield on Investment Securities- Tax Equivalent	3.45%	3.67%	3.87%	4.70%	5.17%
Yield on Earning Assets- Tax Equivalent	4.82%	4.86%	4.97%	5.14%	5.33%
Cost of Interest Bearing Deposits	0.57%	0.72%	0.84%	1.04%	1.30%
Cost of Borrowings	3.64%	3.87%	3.92%	3.96%	3.71%
Cost of Interest Bearing Liabilities	1.32%	1.48%	1.60%	1.73%	1.87%
Net Interest Rate Spread- Tax Equivalent Basis	3.49%	3.39%	3.38%	3.41%	3.46%
Net Interest Margin- Tax Equivalent Basis	3.76%	3.70%	3.71%	3.74%	3.80%
Capital Information Data
Tier 1 Leverage Ratio- Bank Only	8.62%	8.85%	8.64%	9.04%	8.49%
Tier 1 Risk-Based Capital- Bank Only	239,050	243,955	246,339	240,392	235,902
Total Risk-Based Capital- Bank Only	263,917	268,225	270,807	264,076	259,686
Tangible Capital Consolidated (3)	256,987	254,469	261,106	253,912	254,012
Tangible Capital as a % of Tangible Assets Consolidated (3)	9.28%	9.25%	9.14%	9.55%	9.11%
Shares Outstanding	38,861,477	39,061,035	39,547,207	39,613,454	39,876,754
Shares Repurchased during qrtr(open market)	316,723	602,200	86,860	315,650	0
Basic weighted common shares outstanding	38,188,191	38,575,909	38,405,947	38,536,716	38,627,212
Diluted common shares outstanding	38,237,431	38,649,174	38,532,411	38,683,135	38,811,114
Basic Earnings per common share	$0.11	$0.16	$0.13	$0.23	$0.14
Diluted Earnings per common share	0.11	0.16	0.13	0.23	0.14
Dividends Paid per common share	0.06	0.06	0.06	0.06	0.06
Book Value per common share	10.87	10.76	10.81	10.62	10.57
Tangible Book Value per common share (3)	6.61	6.51	6.60	6.41	6.37
Asset Quality Measurements
Non-performing loans (NPLs): non-accrual	$21,210	$21,432	$21,909	$20,600	$21,567
Non-performing loans (NPLs): still accruing	6,464	5,262	4,560	3,180	4,861
Troubled Debt Restructures	416	419	674	1,199	0
Non-performing assets (NPAs)	30,556	29,445	28,855	26,566	28,202
Net Charge-offs	2,023	2,583	2,477	1,910	4,308
Net Charge-offs as % of average loans (annualized)	0.48%	0.61%	0.58%	0.44%	0.99%
NPLs as % of total loans	1.66%	1.59%	1.55%	1.39%	1.52%
NPAs as % of total assets	1.04%	1.01%	0.95%	0.90%	0.95%
Allowance for loan losses as % of NPLs	110%	112%	114%	118%	100%
Allowance for loan losses as % of total loans	1.83%	1.79%	1.76%	1.63%	1.52%

(2) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income. As in the case of net interest income, generally, net interest income as utilized in calculating the efficiency ratio is typically expressed on a tax-equivalent basis. Moreover, most financial institutions, in calculating the efficiency ratio, also adjust both noninterest expense and noninterest income to exclude from these items
(as calculated under generally accepted accounting principles) certain component elements, such as non-recurring charges, other real estate expense and amortization of intangibles (deducted from non interest expense) and security transactions and other non-recurring items (excluded from non interest income). We follow these practices.

(3) Provident Bank provides supplemental reporting of Non-GAAP tangible equity ratios as management believes this information is useful to investors. The following table shows the reconciliation of tangible equity and the tangible equity ratio:

	03/31/10	12/31/09	09/30/09	06/30/09	03/31/09
Total Assets	$2,935,956	$2,917,789	$3,021,893	$2,824,356	$2,954,701
Goodwill and other amortizable intangibles	(165,385)	(165,857)	(166,350)	(166,863)	(167,394)
Tangible Assets	$2,770,571	$2,751,932	$2,855,543	$2,657,493	$2,787,307
Stockholders' equity	422,372	420,326	427,456	420,775	421,406
Goodwill and other amortizable intangibles	(165,385)	(165,857)	(166,350)	(166,863)	(167,394)
Tangible Stockholders' equity	$256,987	$254,469	$261,106	$253,912	$254,012
Outstanding Shares	38,861,477	39,061,035	39,547,207	39,613,454	39,876,754
Tangible capital as a % of tangible assets (consolidated)	9.28%	9.25%	9.14%	9.55%	9.11%
Tangible book value per share	$6.61	$6.51	$6.60	$6.41	$6.37

CONTACT:
Provident New York Bancorp
Paul A. Maisch, EVP & Chief Financial Officer
Miranda Grimm, VP & Controller
845-369-8040